                                                                     EXHIBIT 4.3

                              U.S. RENTALS, INC.
                               ELIGIBLE DIRECTOR
                      NONQUALIFIED STOCK OPTION AGREEMENT


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
Exercise Price Per Share: $_____        Vesting Schedule:
Number of Shares ("Shares"):            _____ Shares on _____, ____
________________________________        _____ Shares on _____, ____
                                        _____ Shares on _____, ____
Award Date:______________               _____ Shares on _____, ____
                                        _____ Shares on _____, ____

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          U.S. Rentals, Inc., a Delaware corporation (the "CORPORATION") and
__________________________________________, an individual (the "DIRECTOR"), enter into this NONQUALIFIED STOCK OPTION AGREEMENT (consisting of the attached ____ pages and ____ Exhibits, this "AGREEMENT") as of _______________, ____. Director acknowledges receipt of the 1997 Performance Award Plan (the "PLAN") pursuant to which this Agreement has been executed.

U.S. RENTALS, INC.                          DIRECTOR


By:                                     By:
   ---------------------------             ---------------------------

    Name:                                   Name:
         ---------------------                   ---------------------
              (printed)                                (printed)

    Title:                                  Title:
          --------------------                    --------------------


                                            Social Security Number:
                                                                   -------------

                               CONSENT OF SPOUSE
                               -----------------

          In consideration of the execution of the foregoing Nonstatutory Stock Option Agreement by U.S. Rentals, Inc., I, _________________ the spouse of the Director, join with my spouse in executing this Agreement and agree to be bound by all of the terms and provisions of this Agreement and of the Plan.

Date:
      -----------------          ----------------------------------
                                 Signature of Spouse

                              1 -- OPTION GRANT.
                                   ------------

     This Agreement evidences the grant to the Director, as of the date first set forth above (the "AWARD DATE"), of an option (the "Option") to purchase all or any part of the Shares listed on page one, under Section 8 of the Plan, subject to the terms and conditions and to adjustment as set forth herein or pursuant to the Plan.

                             2 -- EXERCISE PRICE.
                                  --------------

     The Option entitles the Director to purchase (subject to the terms of Sections 3 through 5 below) all or any part of the Shares at the price per share set forth on page one, which represents the Fair Market Value of the Shares on the Award Date.

                     3 -- OPTION EXERCISABILITY AND TERM.
                          ------------------------------

     Subject to the Plan, the Option will become exercisable in cumulative installments at the times set forth on page one. The Option will terminate prior to the close of business on the day before the tenth anniversary of the Award Date, unless earlier terminated in accordance with the terms of the Plan.

              4 -- SERVICE AND EFFECT OF TERMINATION OF SERVICE.
                   --------------------------------------------

     The Director agrees to serve as a director in accordance with the provisions of the Corporation's Certificate of Incorporation, bylaws and applicable law. If the Director's services as a member of the Board terminate, this Option will terminate at the times and to the extent set forth in the Plan.

                              5 -- GENERAL TERMS.
                                   -------------

     The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option. Such provisions are incorporated herein by this reference. The Director has received a copy of the Plan and has read its applicable provisions. Capitalized terms not otherwise defined herein have the meaning set forth in the Plan.


                                     [END]

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